Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We

consent

to the

incorporation

by reference

in Registration

Statement Nos.

333-208324,

333-126958,

333-140042

and 333-
170395

on Form

S-8 and

in Registration

Statement No.

333-211968

on Form

S-3 of

Lesaka Technologies,

Inc.

of our

report
dated June

29, 2022, relating

to the combined

financial statements

of Connect

as of and

for the years

ended February

28, 2022
and 2021 appearing in this Current Report on Form 8-K/A of Lesaka Technologies,

Inc.
/s/ Ernst & Young

Incorporated
Johannesburg, South Africa
30 June 2022